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                                                                      Exhibit 21

Name of Subsidiary                                       State of Incorporation
----------------------------------------------------     ----------------------
Camelot Care Corporation                                 Delaware

Cypress Management Services, Inc.                        Florida

Family Preservation Services, Inc.                       Virginia

Family Preservation Services of Florida, Inc.            Florida

Family Preservation Services of North Carolina, Inc.     North Carolina

Family Preservation Services of West Virginia, Inc.      West Virginia

Providence of Arizona, Inc.                              Arizona

Providence Service Corporation of Delaware               Delaware

Providence Service Corporation of Maine                  Maine

Providence Service Corporation of Oklahoma               Oklahoma

Providence Service Corporation of Texas                  Texas

Rio Grande Management Company, LLC                       Arizona